SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-INGLES MARKETS, INC
           GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       7/31/06           10,000-           19.5998
                       6/13/06            2,800-           16.9679
               GABELLI DIVIDEND & INCOME TRUST
                       7/26/06              300-           18.1000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.